Applied Signal Technology, Inc.
Exhibit 32.2

Certification of Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report of Applied Signal Technology, Inc. (the Company) on Form 10-Q for the period ended August 1, 2008 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, James E. Doyle, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James E. Doyle ---------------------------------------------	Date: September 8, 2009 -------------------------------
James E. Doyle Vice President and Chief Financial Officer